Exhibit (j)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Global/International Fund, Inc. on Form N-1A ("Registration Statement") of our report dated December 21, 2007 relating to the financial statements which appears in the October 31, 2007 Annual Report to Shareholders of DWS Global Opportunities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
August 21, 2008

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of DWS Global/International Fund, Inc. on Form N-1A ("Registration Statement") of our report dated October 25, 2007 relating to the financial statements which appears in the August 31, 2007 Annual Report to Shareholders of DWS Global Thematic Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 21, 2008